Exhibit 1.1

Western Digital Corporation

2.850% Senior Notes due 2029

3.100% Senior Notes due 2032

Underwriting Agreement

December 7, 2021

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

MUFG SECURITIES AMERICAS INC.

As representatives of the several Underwriters

named in Schedule I hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o MUFG Securities Americas Inc.

1221 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

Western Digital Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I to this agreement (this “Agreement”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc. are acting as representatives (in such capacity, the “Representatives” or “you”) on behalf of the Underwriters, acting severally and not jointly, the respective amounts set forth in Schedule I of $500,000,000 aggregate principal amount of the Company’s 2.850% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of the Company’s 3.100% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Securities”).

The Securities will be issued pursuant to an indenture to be dated as of December 10, 2021 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture to be dated as of December 10, 2021 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-259102) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2021; such registration statement, and any post-effective amendment thereto, became effective upon filing pursuant to Rule 462(e) under the Act; and no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto has been issued and no proceeding for that purpose or pursuant to Section 8(a) of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of such registration statement (the “Rule 430 Information”), each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; any preliminary prospectus included in the Registration Statement that omits Rule 430 Information and any prospectus filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of such prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; for the purposes of this Agreement, the Company hereby acknowledges that the only information that the Underwriters, through the Representatives, have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act are the statements in the first paragraph in the section titled “Commissions and Discounts,” the second and third sentences of the section titled “New Issue of Notes” and the first and second sentences of the section titled “Short Positions,” in each case under the caption “Underwriting” contained in the Preliminary Prospectus and the Prospectus (collectively, the “Underwriter Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:50 p.m. (Eastern time) on December 7, 2021; the Pricing Prospectus, taken together with any Issuer Free Writing Prospectus (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Pricing Disclosure Package, Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, and solely with respect to the Pricing Disclosure Package and the Prospectus in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package, Registration Statement, or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and solely with respect to the Pricing Disclosure Package and the Prospectus in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any (i) statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) statements in or omissions from the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act;

(vi) The Company and its consolidated subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company and its consolidated subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole (each such change, a “Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(vii) The Company and its subsidiaries collectively have good and marketable title in fee simple to all real property and good and marketable title to all items of personal property owned by them which are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially interfere with the use of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such property by the Company and its subsidiaries;

(viii) [Reserved].

(ix) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(x) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of such capital stock contained in the Pricing Disclosure Package and the Prospectus;

(xi) The Indenture has been duly authorized by the Company and at the Time of Delivery, when duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act applicable to an indenture which is qualified thereunder;

(xii) The Securities have been duly authorized by the Company and, at the Time of Delivery, when duly executed and delivered by the Company and when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(xiii) [Reserved].

(xiv) The execution, delivery and compliance by the Company with this Agreement, the issuance and sale of the Securities and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (b) the Certificate of Incorporation or Bylaws or other organizational documents of the Company or (c) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (a) and (c), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except (u) such as have been obtained under the Act (including the registration under the Act of the Securities) and the Trust Indenture Act, (v) as disclosed in the Pricing Prospectus, (w) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (x) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, (y) such consents, approvals, authorizations, orders, registrations or qualifications as will have been obtained or made as of the Time of Delivery and (z) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the ability to consummate the transactions contemplated hereby;

(xv) The Company is not (a) in violation of its Certificate of Incorporation or Bylaws or similar organizational documents or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (b), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xvi) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the captions “U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements made in reliance upon and in conformity with the Underwriter Information;

(xvii) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability to consummate the transactions contemplated hereby; and, to the knowledge of the Company, no such proceedings have been threatened by governmental authorities or threatened by others;

(xviii) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries possess or can acquire on reasonable terms, adequate rights to use all trademarks, trade names, patent rights, copyrights, trade secrets and other similar intellectual property rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and, (ii) except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others;

(xix) The Company and each of its subsidiaries have filed all federal income tax returns, and all other material state and foreign income and franchise tax returns, required to be filed by any of them and have paid all material taxes required to be paid by any of them and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them, except as are being contested in good faith and by appropriate proceedings;

(xx) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(xxi) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xxii) The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder;

(xxiii) At the time of the initial filing of the Registration Statement, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act;

(xxiv) KPMG LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, and has audited the Company’s internal control over financial reporting, has advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act, the Exchange Act, the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board;

(xxv) The historical financial statements, together with the related schedules and notes, included and incorporated by reference in the Pricing Disclosure Package, the Registration Statement and the Prospectus (the “Historical Financial Statements”) present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The Historical Financial Statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Pricing Disclosure Package and the Prospectus under the caption “Summary–Summary Historical Consolidated Financial Data” fairly presents the information set forth therein on a basis consistent with that of the Historical Financial Statements. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package, the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxvi) The Company and its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package, the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on an evaluation by management of the Company, the Company has concluded that its internal control over financial reporting was effective as of July 2, 2021 and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxvii) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the effectiveness of the Company’s internal control over financial reporting;

(xxviii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, based on an evaluation by management of the Company, such disclosure controls and procedures were effective as of October 1, 2021;

(xxix) This Agreement has been duly authorized, executed and delivered by the Company;

(xxx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) any material “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, its subsidiaries or their respective ERISA Affiliates (as defined below) for the benefit of their respective employees has been maintained in compliance with ERISA and (ii) to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company its subsidiaries or their respective ERISA Affiliates contributes (a “Multiemployer Plan”) is in compliance with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m), (n) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under Section 3(2) of ERISA) established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates; (ii) no “single-employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates, if such “single-employer plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4001 of ERISA); (iii) neither the Company, its subsidiaries nor any of their respective ERISA Affiliates has incurred or, to the knowledge of the Company, reasonably expects to incur (A) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) any liability under Section 412 of the Code or tax imposed by Section 4971, 4975 or 4980B of the Code; and (iv) each “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification;

(xxxi) None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any directors, officers, agents, employees or affiliates of the Company or any of its subsidiaries is currently a person with whom dealings are prohibited under, or who is a subject of, any economic or other trade sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and any such person, a “Sanctioned Person”), nor is the Company or any of its subsidiaries located or organized in a country or territory that is the subject or target of country-wide or territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria and Crimea) (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any country or territory that, at the time of such funding or facilitation, is a Sanctioned Country, in violation of Sanctions or (iii) in any other manner, in each case as would result in a violation by any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not for the past two years engaged in any dealings or transactions with knowledge, at the time of such dealings or transactions, that they were in violation of Sanctions;

(xxxii) None of the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Company and its subsidiaries have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote compliance with all applicable anti-bribery and anti-corruption laws;

(xxxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable anti-money laundering laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to any applicable anti-money laundering law is pending or, to the knowledge of the Company, threatened;

(xxxiv) The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, except where the failure to have such certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxxv) Except as would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company and its subsidiaries, since November 1, 2018, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s and its subsidiaries’ information technology and computer systems, networks, equipment, hardware, software, data and databases, including all personally identifiable information and sensitive and confidential data maintained, processed or stored by the Company and its subsidiaries (collectively, “IT Systems and Data”), and any such personally identifiable information and sensitive and confidential data of the Company and its subsidiaries that is processed or stored by third parties on behalf of the Company and its subsidiaries, except for those that have been remedied; (ii) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards, or as required by applicable laws or statutes; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes relating to privacy and security of IT Systems and Data.; and

(xxxvi) At the Time of Delivery, immediately following the consummation of the transactions contemplated herein and the application of the proceeds of the Securities as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries, on a consolidated basis, will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of the liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they are expected to mature and (iv) such person does not have unreasonably small capital.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, at a purchase price of (i) with respect to the 2029 Notes, 99.191% of the aggregate principal amount thereof and (ii) with respect to the 2032 Notes, 99.076% of the aggregate principal amount thereof, plus, in each case, accrued and unpaid interest, if any, from December 10, 2021 to the Time of Delivery.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to initially offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC, for the account of such Underwriters, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York time, on December 10, 2021 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities are herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(h) hereof will be delivered at the offices of Cahill Gordon & Reindel LLP (or such other place as may be agreed to by the Company and the Representatives), (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery. A telephonic meeting will be held at 9:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which time the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriters with copies thereof; to file within the time periods specified in the Commission’s rules and forms all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file within the time periods specified in the Commission’s rules and forms all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8(a) of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (1) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (2) make any changes to its Certificate of Incorporation or Bylaws or other organizational document, or any agreement between it and any of its equityholders;

(c) (1) If at any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof, or the Underwriters will promptly notify the Company thereof, and the Company shall prepare and (subject to paragraph (a) above) furnish to the Underwriters such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with all applicable law.

(2) Prior to 12:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the

Exchange Act any document incorporated by reference therein in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to give you notice of such event and to prepare (subject to paragraph (a) above) and furnish without charge to each Underwriter as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year;

(f) During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to noteholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided, that the Company may satisfy the requirements of this subsection by filing such information with the Commission via EDGAR; and

(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company or the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the

Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives, will prepare (subject to paragraph (a) above) and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter information.

7. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction, delivery and filing of the Registration Statement (including financial statements and exhibits), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 5(b) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation of the Blue Sky survey and any supplement thereto; (iv) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (v) the cost and charges of any transfer agent or registrar for the Securities; (vi) all costs and expenses incurred in connection with making road show presentations and holding meetings with potential investors; (vii) any fees payable in connection with the rating of the Securities with the ratings agencies; (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement; (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred and provided, further, that in the case of clauses (iii) and (iv) above the Company shall not be required to reimburse fees and expenses of counsel for the Underwriters in excess of $15,000 in the aggregate. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, as of the date hereof and at and as of the

Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8(a) of the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to the Representatives its written opinion and negative assurance letter, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives and in accordance with professional auditing standards and including statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package, Registration Statement and the Prospectus and any amendment or supplement thereto;

(e) (i) The Company and its consolidated subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its consolidated subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(f) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Global Select Market or over-the-counter market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market or over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(g) Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

(h) The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a written certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company satisfactory to the Representatives (i) as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, (ii) as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, (iii) as to such other matters as the Representatives may reasonably request, and (iv) as to the matters set forth in subsections (a) and (e) of this Section 8; and

(k) The Company shall have taken all acts reasonably required to be taken by them in order to have the Securities eligible for clearance and settlement through DTC.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, affiliates, and each person, if any, who controls any Underwriter within the meaning of the Act against any loss, claim, damage or liability to which such Underwriter, affiliate, director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage or liability (or actions in respect thereof as contemplated below) arises out of or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, affiliate or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such affiliate, director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in (i) reliance upon and in conformity with the Underwriter Information or (ii) that portion of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its officers, directors and each person, if any, who controls the Company within the meaning of the Act, against any loss, claim, damage or liability to which the Company or any of its officer, director or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage or liability (or actions in respect thereof as contemplated below) arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company and each of its officer, director or controlling person for any legal or other expenses reasonably incurred by the Company or its officer, director or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under clause (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that an actual or potential conflict of interest exists between them.

(d) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit, claim or proceeding in respect of which indemnification or contribution may be sought (whether or not any indemnified party is or could have been a party), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or action in respect thereof) referred to herein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, or liabilities (or action in respect thereof) referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c), then each indemnifying party shall contribute to the such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, claims, damages, or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, and liabilities (or action in respect thereof) referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) hereof for purposes of indemnification.

The Underwriters, on the one hand, and the Company, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the discounts and commissions received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9(e) are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I hereto. For purposes of this Section 9(e), each affiliate, director and officer of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company and each person, if any, who controls the Company within the meaning of the Act shall have the same rights to contribution as the Company.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for one or more non-defaulting Underwriters or any other underwriter to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person, affiliate, director and officer of any Underwriter, the Company, or any officer, director or controlling person of the Company, and shall survive delivery of and payment for the Securities and any terminations of this Agreement.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall then not be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission (if applicable) to BofA Securities, Inc., 1540 Broadway, NY 8-540-26-02, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7881, E-mail: dg.hg_ua_notices@bofa.com, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 834-6081, Attention: Investment Grade Syndicate Desk and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor New York, New York 10020 Attention: Capital Markets Group Facsimile: (646) 434-3455; if to the Company shall be delivered or sent by mail to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and any affiliate, director and officer of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. Except as otherwise set forth herein, specified times of day refer to New York City time.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

21. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the transactions contemplated hereby shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Agreement:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3; or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

[Signature pages follow]

Very truly yours,

Western Digital Corporation

By:	/s/ Robert K. Eulau
	Name:	Robert K. Eulau
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

BofA Securities, Inc.

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

MUFG Securities Americas Inc.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

For themselves and as Representatives

of the other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Total Amount of 2029 Notes to be Purchased	Total Amount of 2032 Notes to be Purchased
BofA Securities, Inc.	$100,000,000	$100,000,000
J.P. Morgan Securities LLC	$100,000,000	$100,000,000
MUFG Securities Americas Inc.	$45,300,000	$45,300,000
Mizuho Securities USA LLC	$40,500,000	$40,500,000
RBC Capital Markets, LLC	$40,500,000	$40,500,000
Wells Fargo Securities, LLC	$40,500,000	$40,500,000
SMBC Nikko Securities America, Inc.	$19,700,000	$19,700,000
BNP Paribas Securities Corp	$18,000,000	$18,000,000
Citigroup Global Markets Inc.	$15,500,000	$15,500,000
HSBC Securities (USA) Inc.	$15,500,000	$15,500,000
TD Securities (USA) LLC	$15,500,000	$15,500,000
Truist Securities, Inc.	$15,500,000	$15,500,000
PNC Capital Markets LLC	$13,000,000	$13,000,000
Siebert Williams Shank & Co., LLC	$10,000,000	$10,000,000
U.S. Bancorp Investments, Inc.	$3,300,000	$3,300,000
BBVA Securities Inc.	$2,400,000	$2,400,000
Fifth Third Securities, Inc.	$2,400,000	$2,400,000
Scotia Capital (USA) Inc,	$2,400,000	$2,400,000
Total	$500,000,000	$500,000,000

SCHEDULE II(a)

Free Writing Prospectuses

Attached.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-259102

December 7, 2021

Western Digital Corporation

$500,000,000 2.850% Senior Notes due 2029 (the “2029 Notes”)

$500,000,000 3.100% Senior Notes due 2032 (the “2032 Notes”)

(collectively, the “notes”)

Pricing Term Sheet

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Preliminary Prospectus Supplement. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

Terms Applicable to the 2029 Notes

Issuer:	Western Digital Corporation (the “Issuer”)

Securities Offered:	2.850% Senior Notes due 2029

Aggregate Principal Amount:	$500,000,000

Expected Ratings:*	Baa3/BB+/BBB-

Trade Date:	December 7, 2021

Final Maturity Date:	February 1, 2029

Public Offering Price:	99.816%, plus accrued interest, if any, from December 10, 2021

Coupon:	2.850%

Yield to Maturity:	2.879%

Spread to Benchmark Treasury:	+145 bps

Benchmark Treasury:	1.500% UST due November 30, 2028

Benchmark Treasury Price and Yield:	100-15 and 1.429%

Interest Payment Dates:	February 1 and August 1

First Interest Payment Date:	February 1, 2022

Optional Redemption:

Prior to December 1, 2028 (two months prior to the maturity date of the 2029 Notes), the Issuer may at its option redeem all or a portion of the 2029 Notes at a redemption price equal to the greater of:

•   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on December 1, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus (x) 25 basis points less (b) interest accrued to the date of redemption, and

•   100% of the principal amount of the 2029 Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

In addition, on or after December 1, 2028 (two months prior to the maturity date of the 2029 Notes), the Issuer may redeem the 2029 Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

Change of Control:	Putable at 101% of aggregate principal amount thereof, plus accrued and unpaid interest

CUSIP:	958102 AQ8

ISIN:	US958102AQ89

Terms Applicable to the 2032 Notes

Issuer:	Western Digital Corporation (the “Issuer”)

Securities Offered:	3.100% Senior Notes due 2032

Aggregate Principal Amount:	$500,000,000

Expected Ratings:*	Baa3/BB+/BBB-

Trade Date:	December 7, 2021

Final Maturity Date:	February 1, 2032

Public Offering Price:	99.726%, plus accrued interest, if any, from December 10, 2021

Coupon:	3.100%

Yield to Maturity:	3.132%

Spread to Benchmark Treasury:	+165 bps

Benchmark Treasury:	1.375% UST due November 15, 2031

Benchmark Treasury Price and Yield:	99-00+ and 1.482%

Interest Payment Dates:	February 1 and August 1

First Interest Payment Date:	February 1, 2022

Optional Redemption:

Prior to November 1, 2031 (three months prior to the maturity date of the 2032 Notes), the Issuer may at its option redeem all or a portion of the 2032 Notes at a redemption price equal to the greater of:

•   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2032 Notes matured on November 1, 2031) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus (x) 25 basis points less (b) interest accrued to the date of redemption, and

•   100% of the principal amount of the 2032 Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

In addition, on or after November 1, 2031 (three months prior to the maturity date of the 2032 Notes), the Issuer may redeem the 2032 Notes in whole or in part, at any time and from time to time,

at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

Change of Control:	Putable at 101% of aggregate principal amount thereof, plus accrued and unpaid interest

CUSIP:	958102 AR6

ISIN:	US958102AR62

Terms applicable to the notes

Distribution:	SEC Registered

Listing:	The notes will not be listed on any securities exchange

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Bookrunners:

BofA Securities, Inc.

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

SMBC Nikko Securities America, Inc.

HSBC Securities (USA) Inc.

Citigroup Global Markets Inc.

Truist Securities, Inc.

TD Securities (USA) LLC

BNP Paribas Securities Corp.

PNC Capital Markets LLC

Co-Managers:	Siebert Williams Shank & Co., LLC U.S. Bancorp Investments, Inc. BBVA Securities Inc. Scotia Capital (USA) Inc. Fifth Third Securities, Inc.

Settlement Date:

December 10, 2021 (T+3)

The Issuer expects that delivery of the notes will be made against payment therefor on or about December 10, 2021, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+ 3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, underwriters who wish to trade notes more than two business days prior to December 10, 2021 will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Underwriters of the notes who wish to trade the notes during such period should consult their advisors.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer has filed with the SEC, including the preliminary prospectus supplement dated December 7, 2021, for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement, when available, if you request it from BofA Securities at (800) 294-1322 (toll free) or by email at dg.prospectus_requests@bofa.com, J.P. Morgan Securities LLC collect at (212) 834-4533 or MUFG Securities Americas Inc. at (877) 649-6848 (toll free).

SCHEDULE II(b)

None.